UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.07. Submission of Matters to a Vote of Security Holders

The final results of the proposals submitted to a vote of stockholders at the annual meeting of stockholders of The Bancorp, Inc. (the “Company”) held on May 27, 2026 (the “Annual Meeting”) are as follows:

Proposal No. 1: The stockholders approved the election of each of the ten director nominees to serve for a one-year term, expiring at the 2027 annual meeting of stockholders or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dwayne L. Allen	35,648,223	145,475	21,022	2,455,867
Todd J. Brockman	35,635,494	158,703	20,523	2,455,867
Matthew N. Cohn	34,773,482	1,019,713	21,525	2,455,867
Cheryl D. Creuzot	33,643,246	1,328,874	842,600	2,455,867
Hersh Kozlov	35,417,572	374,441	22,707	2,455,867
Damian M. Kozlowski	35,333,054	461,408	20,258	2,455,867
William H. Lamb	34,653,593	1,140,105	21,022	2,455,867
James J. McEntee III	34,957,181	836,014	21,525	2,455,867
Stephanie B. Mudick	35,638,529	155,168	21,023	2,455,867
Mark E. Tryniski	35,666,505	127,691	20,524	2,455,867

Proposal No. 2: The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2025, by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,569,859	1,220,698	24,163	2,455,867

Proposal No. 3: The stockholders ratified on an advisory, non-binding basis, the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,117,666	121,595	31,326	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2026	The Bancorp, Inc.

	By:	/s/ Erika Caesar
	Name:	Erika Caesar
	Title:	General Counsel and Corporate Secretary